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                                    EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement is made and entered into as of April 8, 1999 by and among Dense-Pac Microsystems, Inc. a California corporation (the "Company"), Euroventures Benelux I B.V., Euroventures Benelux II B.V. and Trude
C. Taylor (each an "Investor").

                                    RECITALS:

        A. The Investors are the owners of Common Stock of the Company or have the right to acquire shares of Common Stock pursuant to the terms of that certain Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement").

        B. The parties to the Loan Agreement have required that certain registration rights be granted to them with respect to the Common Stock of the Company now owned or which may be acquired by them or their affiliates.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

        1.      Definitions. As used herein:

                (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                (b) For the purposes hereof, the term "Registrable Securities" means (i) in the case of Trude C. Taylor, shares of Common Stock issuable to him pursuant to the Loan Agreement and in the case of Euroventures Benelux I B.V., and Euroventures Benelux II B.V., all shares of Common Stock of the Company now owned or which may hereafter be acquired by either of them or their respective affiliates (ii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraph (i) above, and (iii) stock issued in respect of the stock referred to in subparagraphs (i) and (ii) above as a result of a stock split, stock dividend or the like, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been previously resold to the public in a registered public offering or pursuant to Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned pursuant to Section 13 hereof.



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                (c) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued and who execute this Agreement or qualifying transferees under Section 13 hereof who hold Registrable Securities.

                (d) The term "Initiating Holders" means any Holder or Holders of in the aggregate at least 20% of the Registrable Securities.

                (e) The term "Majority Participating Holders" means Holders of a majority of Registrable Securities proposed to be included in any particular registration.

                (f) The term "SEC" means the Securities and Exchange Commission.

        2.      Requested Registration.

                (a) Request for Registration. In case the Company shall receive from the Initiating Holders a written request that the Company effect a registration with respect to all or a part of the Registrable Securities, the Company will:

                        (i) within ten (10) days after its receipt thereof give written notice of the proposed registration to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, preparation of a registration statement and prospectus complying as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect a registration pursuant to this
Section 2:

                                (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration; or

                                (B) After the Company has effected two such
registrations pursuant to this subsection 2(a) and such registration has been declared or ordered effective for the period set forth in Section 6(a); or

                                (C) If the Registrable Securities to be
registered have an anticipated offering price to the public of less than $1,000,000; or



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                                (D) During the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed and to become effective.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would materially interfere with the Company and its business for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once for an additional period of up to one hundred and fifty (150) days.

                (b) Underwriting. If the Majority Participating Holders intend to distrib ute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the written notice referred to in subsection 2(a)(i). The right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders participating in such registration, provided, however, that the managing underwriter shall be approved by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the underwriter advises the Majority Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Majority Participating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securi ties that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Majority Participating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of employees and other holders, at the Company's sole discretion) in such registration if the underwriter so agrees and if the number of Registrable Securities which



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would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter.

        3.      Company Registration.

                (a) Right to Include. If at any time or from time to time, the Company proposes to register any of its securities for its own account or the account of any of its shareholders other than the Holders (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, or a registration on any other form (other than Form S-1, S-2, S-3, SB-2 or any successor to such form) which does not permit secondary sales), the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders to be included in any such registration, except as set forth in Section 3(b) below.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3(a)(i). In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to not less than 10% of the shares to be included in any registration that is solely for the account of the Company. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Regis trable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.



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        4. Form S-3. The Company shall use its best efforts to qualify for use of Form S-3 or any comparable or successor form. Whenever the Company is qualified to use Form S-3, Holders of the outstanding Registrable Securities shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of the Registrable Securities by such Holders), subject only to the following:

                (a) The Company shall not be required to effect a registration pursuant to this Section 4 during the period beginning 60 days prior to the Company's good faith estimate of the date of filing of, and ending 180 days after the effective date of, any registration referred to in Sections 2 or 3 above, provided that the Company is using its best efforts to cause such registration statement to be filed and to become effective.

                (b) The Company shall not be required to effect a registration pursuant to this Section 4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000.

                (c) The Company shall not be required to effect more than one registra tion pursuant to this Section 4 in any consecutive 12 month period.

        The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect as promptly as practicable the registration of all Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgement of the Board of Directors it would materially interfere with the Company and its business for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement for such a period that the Board determines in good faith to be necessary, which in no event shall exceed one hundred and twenty (120) days. Any registration pursuant to this Section 4 shall not be counted as a registration pursuant to
Section 2.

        5. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3 and 4, including without limitation, all registration, filing and qualification fees, printing expenses, exchange or NASDAQ listing fees, fees and disbursements of counsel for the Company and fees and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:



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                (a) The Company shall not be required to pay for expenses of any registration initiated pursuant to Section 2 or 4, the request for which has been subsequently withdrawn by the Majority Participating Holders (other than as a result of the Company's deferral), in which such case, such expenses shall be borne by the Holders requesting such withdrawal; provided, however, that if the Holders have learned of a material adverse change in the business, condition or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such change, then the Holders shall not be required to pay any such expenses and shall retain their rights to such registration pursuant to Section 2.

                (b) The Company shall not be required to pay fees of legal counsel of a Holder except for a single counsel acting on behalf of all selling Holders.

                (c) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

        6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                (a) Keep such registration, qualification or compliance pursuant to Sections 2, 3 or 4 effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;



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                (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction;

                (f) Cause all such registered Registrable Securities to be listed on each securities exchange or reporting system on which similar securities issued by the Company are then listed; and

                (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such securities are being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

        7.      Indemnification.

                (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with the Securities Act, any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse (on an as incurred basis) each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based



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on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder or underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any person contained herein with respect to any preliminary prospectus shall not inure to the benefit of any such person if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse (on an as incurred basis) the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of the Holder to indemnify any person contained herein with respect to any preliminary prospectus shall not inure to the benefit of any person if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the gross proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

                (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense



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of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense (or at the Indemnifying Party's expense, in the event that a conflict of interest exists between Indemnifying Party's counsel and the Indemnified Party's counsel). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless, and only to the extent that, such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

        If the indemnification provided for in this Section 7 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        8. Lock-Up Provision. Upon receipt of a written request by the Company or by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities (except for any such shares included in the registration) for a period of one hundred and eighty (180) days following the effective date of a registration of the Company's securities for its own account (other than any transfer of shares as a bona fide gift or gifts, or by will or intestacy or, if the Holder is a partnership or corporation, any distribution by such partnership or corporation to its partners or shareholders subject to such partners or shareholders agreeing to be bound by this Section 8); provided, however, that such Holder shall have no obligation to enter into the agreement described in this Section 8 unless all executive officers and directors of the Company and all other Holders and holders of other registration rights from the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period.

        9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding



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such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        10.     Rule 144 Reporting.

                (a) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                        (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                        (ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                        (iii) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

        11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 66 2/3% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed pursuant to this Agreement unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which may be included in such registration or (b) to make a demand registration which would result in the registration of such parties' securities to the exclusion of any securities requested to be included in such registration under Section 3 hereof.

        12. Termination. The rights of a Holder pursuant to Sections 2 and 3 of this Agreement shall terminate on the date on which a Holder can sell all of its Registrable Securities without registration pursuant to Rule 144 within a three (3) month period, unless at the time the Holder's Registrable Securities represent more than five percent (5%) of the outstanding capital stock of the Company, and the rights of a Holder pursuant to Section 4 hereof shall terminate five years after the date hereof.



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        13.     Assignment of Rights.

                The rights granted pursuant to this Agreement may be assigned by an Investor or its transferee upon sale or transfer (other than a sale to the public) of at least a number of shares of Registrable Securities held by an Investor or transferee equal to at least 5% of the outstanding shares of the Company's Common Stock, provided that such rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that the Company is given prompt notice of such transfer and any such transferee shall agree to become subject to the obliga tions of the Investor under this Agreement.

        14.     Miscellaneous.

                (a) Amendment or Waiver. Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Holders holding at least 66 2/3% of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto and their successors and assigns, provided that no amendment, waiver or modification may discriminate against a Holder without such Holder's consent.

                (b) Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject hereof and it supersedes, merges, and renders void any and all prior understandings and/or agreements, written or oral, with respect to such subject matter.

                (d) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, or delivered by overnight delivery or express courier, addressed to the Holders at their addresses shown on the records of the Company or, to the Company, at its principal executive office, or at such other address as the Company or any Holder shall hereafter furnish in writing. All notices that are mailed shall be deemed delivered seven (7) days after deposit in the United States mail, immediately upon personal delivery or delivery by facsimile, and two (2) days after deposit with overnight delivery or express courier.

                (e) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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


                (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                (g) Attorney's Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                        DENSE-PAC MICROSYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        EUROVENTURES BENELUX I B.V.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        EUROVENTURES BENELUX II B.V.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------------
                                        TRUDE C. TAYLOR




                                       12